Exhibit 99.1

Pinnacle Bankshares Corporation Completes Merger with Virginia Bank Bankshares, Inc.

ALTAVISTA, Va., November 2, 2020 (GLOBE NEWSWIRE) — Pinnacle Bankshares Corporation (OTCQX: PPBN) (“Pinnacle”), the holding company for First National Bank, today announced the completion of its merger with Virginia Bank Bankshares, Inc. (“Virginia Bank”) and the completion of the merger of Virginia Bank’s wholly-owned bank subsidiary, Virginia Bank and Trust Company, with and into First National Bank.

The merger creates a premier community bank in Central and Southern Virginia with a total of 17 branches and an eighteenth branch to open soon in Forest, VA. Pinnacle will operate the former Virginia Bank and Trust branches as a division of First National Bank until operating systems are converted in February 2021.

Based on financial information as of June 30, 2020, the combined company has total assets of approximately $796 million, deposits of approximately $719 million and net loans of approximately $572 million.

“We are excited about Pinnacle and Virginia Bank’s strategic partnership. Together we are well positioned to serve our communities and customers in Central and Southern Virginia and provide enhanced returns to our shareholders,” commented Aubrey H. “Todd” Hall, III, Pinnacle’s President and Chief Executive Officer.

About Pinnacle

Pinnacle Bankshares Corporation is a locally managed community banking organization based in Central Virginia. The one-bank holding company of First National Bank serves an area consisting primarily of all or portions of the Counties of Campbell, Pittsylvania, Bedford, Amherst and the Cities of Lynchburg, Danville and Charlottesville. First National Bank has a total of 17 branches with two located in the Town of Altavista, where the Bank was founded. Other branch locations include Village Highway in Rustburg, Wards Road near the Lynchburg Regional Airport and Timberlake Road in Campbell County; South Main Street in the Town of Amherst; Old Forest Road, Odd Fellows Road and Main Street in the City of Lynchburg; and Forest Road in Bedford County. New branch locations acquired through the merger include Main Street, North Main Street, Riverside Drive, and South Boston Road in the City of Danville; Franklin Turnpike and

Martinsville Highway in the Mt. Hermon and Brosville areas of Pittsylvania County; and North Main Street in the Town of Chatham. Additionally, First National Bank operates a loan production office located in Charlottesville and plans to open another branch in the Graves Mill Center located in Forest once the impacts of the COVID-19 pandemic subside. First National Bank is in its 112th year of operation.

Caution Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of federal securities laws. Forward-looking statements include, but are not limited to, statements about (i) the benefits and impact of the merger between Pinnacle and Virginia Bank, (ii) Pinnacle’s plans, obligations, expectations, beliefs and intentions, and (iii) other statements in this press release that are not historical facts. Words such as “anticipates,” “believes,” “projects,” “potential,” “intends,” “should,” “expects,” “will,” “may,” and variations of similar expressions often accompany forward-looking statements. These statements are based on the beliefs of Pinnacle’s management as to the expected outcome of future events as of the date hereof and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in or implied by forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, disruptions to customer and employee relationships and business operations caused by the merger or the ongoing COVID-19 pandemic; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources, and the other factors.

Forward-looking statements speak only as of the date of this press release. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained herein. Readers are cautioned not to rely on the forward-looking statements contained in this press release, as no assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do occur, their ultimate impact on the results of operations or financial condition of Pinnacle. Additional information about factors that may impact the forward-looking statements may be found in reports filed by Pinnacle with the Securities and Exchange Commission.

Contact

Pinnacle Bankshares Corporation

Aubrey H. “Todd” Hall, III, President and Chief Executive Officer

434-369-3000 or toddhall@1stnatbk.com